UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
______________________

FORM 8-K

_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 24, 2015

ANADIGICS, Inc.
(Exact Name of Registrant as Specified in Charter)
__________________________

Delaware	0-25662	22-2582106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Mt. Bethel Road Warren, New Jersey		07059
(Address of Principal Executive Offices)		(Zip Code)

(908) 668-5000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

The Company is filing this Current Report on Form 8-K to update its stockholders as to its outstanding stock options and restricted stock units (“RSU’s”) as of April 6, 2015, which was the expiration date of the Company’s Amended and Restated 2005 Long Term Incentive and Share Award Plan (the “2005 Plan”). The options and RSU’s listed below were granted under the 2005 Plan prior to its expiration.  No further options or RSU’s can be granted under the 2005 Plan.

As of April 6, 2015, issued under the 2005 Plan, the Company had outstanding options to purchase 1,107,395 shares of its common stock with a weighted average exercise price of $4.85 per share and a weighted average term of 3.48 years.

Also, as of April 6, 2015, issued under the 2005 Plan, the Company had outstanding 5,053,801 RSU’s.  Of these RSU’s, 577,850 are performance-based: 69,079 of the performance-based RSU’s are earned and 508,501 of the performance-based RSU’s remain unearned as of April 6, 2015.

Further, the remaining unissued 2,144,444 shares in the reserve for the 2005 Plan expired and are not being carried over to the Company’s 2015 Long-Term Incentive and Share Award Plan (the “2015 Plan”).  The 2015 Plan is subject to stockholder approval at the Company’s annual meeting to be held on May 12, 2015 and, if approved, the total reserves under the 2015 Plan would be 10,000,000 shares.

The Company had 87,671,675 shares of Common Stock outstanding on April 6, 2015.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2015

ANADIGICS, INC.

/s/  Ronald Michels

By:         Ronald Michels

Chairman and Chief Executive Officer